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                               FIFTH AMENDMENT TO
                       LOAN AND CO-LENDER CREDIT AGREEMENT

                                                                 EXHIBIT 10.4

         THIS FIFTH AMENDMENT TO LOAN AND CO-LENDER CREDIT AGREEMENT ("Amendment") is made as of the 28th day of October, 1998, among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (the "Borrower"), as borrower, NATIONAL CITY BANK, formerly known as National City Bank of Columbus, a national banking association, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 ("NCB"), and OLD KENT BANK, formerly known as Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 ("Old Kent"), as lenders (NCB and Old Kent each herein, separately, called a "Bank" and, collectively, called the "Banks"), and NCB, as agent for itself and Old Kent (the "Agent").

                                    RECITALS

         A. The Banks and the Borrower entered into a certain Loan and Co-Lender Credit Agreement dated as of December 23, 1994, as amended by the First Amendment to Loan and Co-Lender Credit Agreement dated as of December 22, 1995, as further amended by the Second Amendment to Loan and Co-Lender Credit Agreement dated as of December 23, 1996, as further amended by the Third Amendment to Loan and Co-Lender Credit Agreement dated as of October 24, 1997, and as further amended by the Fourth Amendment to Loan and Co-Lender Credit Agreement dated as of April 4, 1998 (collectively, the "Loan Agreement"), pursuant to which the Banks loaned to the Borrower an aggregate amount not to exceed Nine Million Dollars ($9,000,000.00) (the "Loan").

         B. The Loan is evidenced by two (2) Mortgage Notes dated December 23, 1994, by the Borrower to each of NCB and Old Kent, each in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00).

         C. The Banks and the Borrower hereby agree that the Borrower shall pay Old Kent all amounts owed to Old Kent under the Loan.

         D. As a result of the payoff to Old Kent, the Banks, the Agent and the Borrower agree that the services of the Agent are no longer required under the Loan.

         E. NCB and the Borrower hereby agree to certain other amendments with respect to the Loan.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Banks agree as follows:

         1. Certain Definitions. Section 1.1 of the Loan Agreement is hereby amended as follows:

         "Agent" means NCB, its successors and assigns.


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         "Bank" or "Banks" means NCB, its successors and assigns.

         "Fiscal Month" means any of the twelve consecutive monthly fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

         "Fiscal Year" means the Borrower's regular annual accounting period for federal income tax purposes ending on the Saturday closest to December 31.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession applied in the preparation of the financial statements referred to in this Agreement and otherwise consistently applied.

         "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by the Borrower including, without limitation, all goods, merchandise, work-in-process, raw materials, finished goods, and inventory held for lease to other persons, all other materials, supplies, and tangible personal property of any kind, nature, or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service, or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing, or furnishing of such goods, merchandise, or other personal property, all documents of title or other documents pertaining thereto, and all proceeds of the foregoing.

         "Line of Credit Loan" means the certain loan from NCB to the Borrower evidenced by that certain Line of Credit Agreement dated April 28, 1995, as amended, in the principal amount of $1,687,500 and any and all other documents executed in relation to the loan, including, without limitation, all documents executed and provided as security for the repayment of the loan.

         "Loan" or "Loans" means the that certain loan from NCB to the Borrower in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00).

         "Loan Amount" means Four Million Five Hundred Thousand Dollars ($4,500,000.00).

         "Mortgage Note" means that certain Mortgage Note executed by Borrower in favor of NCB dated December 23, 1994 in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00), as amended.

         "Net Losses" means, for any period, net losses of the Borrower for such period (before taxes and before giving effect to losses incurred in connection with discontinued business operations and extraordinary items and without giving effect to any gain from re-appraisal or write-up of assets after January 3, 1998), as determined in accordance with GAAP.

         "Note" or "Notes" means the Mortgage Note.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.



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         "Revolving Credit Agreement" is hereby deleted.

         "Trade Payable" means any account payable owed by the Borrower to vendors for the purchase of Inventory, including checks held and Inventory received but not yet invoiced.

         "UCC" means the Uniform Commercial Code in effect in the State of Ohio from time to time.

         2. Maturity Date. Section 2.4(b) of the Loan Agreement is deleted in its entirety.

         3. Negative Covenants. Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7 of the Loan Agreement are deleted in their entirety and the following is inserted in lieu thereof:

                  7.1 Fiscal Year Net Looses. Permit its Net Losses: (i) as at the end of Fiscal Year 1998 to exceed $2,000,000 and (ii) as at the end of Fiscal Years 1999 and 2000 to exceed $2,500,000.

                  7.2 Trade Payables. Permit its Trade Payables for any two (2) consecutive Fiscal Months, as measured at the end of each Fiscal Month, to be less than or equal to fifteen percent (15%) of the cost or market value (whichever is lower) of Borrower's Inventory.

                  7.3  INTENTIONALLY DELETED.

                  7.4  INTENTIONALLY DELETED.

                  7.5  INTENTIONALLY DELETED.

                  7.6  INTENTIONALLY DELETED.

                  7.7 Indebtedness. Create, incur or suffer to exist any Indebtedness other than (a) Bank Indebtedness hereunder, (b) indebtedness incurred in connection with normal trade credit and other accounts payable in the ordinary course of business and in accordance with customary trade forms, (c) indebtedness owed to National City Commercial Finance, Inc. pursuant to that certain Credit and Security Agreement (U.S. $20,000,000) dated as of October 27, 1998 (the "NCCF Credit Agreement"), (d) Indebtedness incurred in connection with liens permitted pursuant to Section 7.8 and (e) existing indebtedness identified in Exhibit A attached to this Amendment and incorporated herein.

         4. Security for Loan. Section 3.1 of the Loan Agreement is amended to add the following sentence at the end of the Section:

         The Loan is also secured by the security interests granted to NCB by the Borrower to secure the Line of Credit Loan.

         5. NCCF Loan. Section 8.12 is hereby inserted into the Loan Agreement.

                  8.12 NCCF Loan. The loans made by National City Commercial Finance, Inc. to Borrower pursuant to the NCCF Credit Agreement are paid in full.



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         6. Cross Collateralization. Section 9.4 is hereby inserted into the
Loan Agreement:

                  9.4 Cross-Collateralization. The Loan evidenced by the Mortgage Note is hereby cross-collateralized with the Line of Credit Loan and all other present or future loans or indebtedness owed by Borrower to NCB (the "Other Loans"). An event of default under the terms and conditions of the Line of Credit Loan or Other Loans shall constitute an Event of Default under this Loan and an Event of Default under this Loan shall constitute an event of default under the Line of Credit Loan and Other Loans. The Borrower hereby spreads the lien of the Line of Credit Loan documents to this Loan and the Other Loans, and for that purpose the Borrower hereby irrevocably grants, remises, bargains, transfers, conveys and mortgages unto NCB the property described in the Line of Credit Loan documents as security for (a) the payment of this Loan and the Other Loans and (b) the performance of the obligations of the Borrower under the Loan Documents and the Other Loan documents. Upon an Event of Default under this Loan, the Line of Credit Loan or the Other Loans, NCB may exercise any or all of the remedies and rights granted to NCB under the Loan Documents, the Line of Credit Loan documents or the Other Loan documents. Nothing herein shall require NCB to proceed against all or any one of the properties or collateral of the Borrower. NCB, at its option, may proceed against any or all of Borrower's property or collateral in such order as NCB , in its sole discretion, deems appropriate.

         7. The Agent. Section 10 of the Loan Agreement is hereby deleted in its entirety except that the provisions of Section 10 shall inure to the benefit of Agent in respect to any actions taken or omitted to be taken by the Agent while it was Agent under the Loan Agreement.

         8. Partial Releases. Section 13.7 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  13.7 Partial Releases. Borrower shall have the right to obtain partial releases of one or more of the Properties from the liens of the. Mortgages subject to the following terms and conditions:

                  (a) At time of release, there shall not exist any Event of Default; and

                  (b) Borrower shall submit a prepared partial release instrument (the "Partial Release") in form and substance satisfactory to NCB together with a legal description of the Properties to be released. In addition, the Partial Release should be accompanied with information necessary for NCB to process the Partial Release, including the name and address of the title insurance company, if any, to whose attention the Partial Release should be directed, and

                  (c) At time of release, Borrower shall pay off and satisfy the Notes evidencing the subject Loan relating to the Property sought to be released from the lien of the subject Mortgage.

                  Borrower shall further pay at time of paydown any prepayment premium due and owing pursuant to the terms of Section 4.01 of the Note. Borrower shall pay all reasonable legal costs and expenses of NCB arising in connection with each Partial Release.



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                 Notwithstanding the foregoing, Bank hereby agrees to permit
Borrower to sell the North Canton Property subject to the provisions of this paragraph. The date Borrower receives the proceeds from the sale of the North Canton Property, Borrower shall be obligated in the amount of $2,000,000 through the Real Estate Reserve, as that term is defined in the NCCF Credit Agreement, pursuant to the terms of this paragraph and Section 2.3(b)(iii) of the NCCF Credit Agreement. Borrower's obligation to fund the Real Estate Reserve shall be at the Bank's sole discretion and shall occur upon the earlier of an Event of Default or February 1, 2000. If the Bank requires the Borrower to fund all or a portion of the Real Estate Reserve, the Bank shall notify National City Commercial Finance, Inc. and Borrower in writing pursuant to Section 2.3(b)(iii) of the NCCF Credit Agreement (the "NCCF Notification"). After sending the NCCF Notification, the Bank, at Bank's sole discretion, may apply the Real Estate Reserve to the payment of all or a portion of the Line of Credit Loan or Other Loans.

         9. Payment of Old Kent Note. Old Kent hereby acknowledges the payment in full by Borrower of the Mortgage Note in favor of Old Kent. Old Kent also hereby releases any and all security interest held by Old Kent in regard to the repayment of the Mortgage Note in favor of Old Kent. Old Kent hereby agrees to execute any and all reasonable documents necessary to effectuate such payment and release of security interests.

         10. Release of Agent. NCB, Old Kent, Borrower and Agent hereby agree that the services of Agent under the Loan are no longer necessary. Therefore, subject to the terms of Paragraph 7 of this Amendment, Agent is hereby released from any and all obligations under the Loan Agreement arising after the date of this Amendment.

         11. Ratification and Certification as to Representations and Warranties. The Loan Agreement is in all respects ratified and confirmed by the parties hereto, and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement. The Borrower hereby acknowledges and certifies that all other representations and warranties made in the Loan Agreement continue to be true and correct as of the date hereof and that there are no defaults existing under the covenants or other terms of the Loan Agreement. The Borrower hereby ratifies and confirms the Borrower's obligations and all liability to the Banks under the terms and conditions of the Loan Agreement and the Mortgage Notes, and acknowledges that the Borrower has no defenses to or rights of setoff against the Borrower's obligations and all liability to the Banks thereunder. The Borrower hereby further acknowledges that the Banks have performed all of the Banks' obligations to date under the Loan Agreement.

         12. References to Loan Agreement. All references in each of the Mortgage Notes to the Loan Agreement shall mean and refer to the Loan Agreement, as amended by this Amendment.

         13. Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK, formerly known          D.I.Y. HOME WAREHOUSE, INC.
as National City Bank of Columbus

By:   /s/ JOSEPH KWASNY                     By:   /s/ ERIC I. GLASSMAN
      -----------------                           --------------------
Name: Joseph Kwasny                         Name: Eric I. Glassman
Its:  Vice President                        Its:  V.P. - Chief Financial Officer


OLD KENT BANK, formerly known               NATIONAL CITY BANK, formerly known
as Old Kent Bank and Trust Company          as National City Bank of Columbus,
                                            as Agent

By:   /s/ ROBERT F. GRANT                   By:   /s/ JOSEPH KWASNY
      -------------------                         -----------------
Name: Robert F. Grant                       Name: Joseph Kwasny
Its:  Senior Vice President                 Its:  Vice President



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